EXHIBIT (A)(2)

                     THE DIVERSIFIED INVESTORS FUNDS GROUP

                                    FORM OF
                     AMENDED AND RESTATED ESTABLISHMENT AND
                       DESIGNATION OF SERIES OF SHARES OF
               BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)

                            DATED AS OF MAY __, 2001

     Pursuant to Section 6.9 of the Declaration of Trust, dated as of April 23, 1993, as amended (as so amended, the "Declaration of Trust"), of The Diversified Investors Funds Group (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Series appended to the Declaration of Trust in order to establish and designate two additional series of Shares (as defined in the Declaration of Trust). No changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1.   (a)    The existing series are as follows:

                 Diversified Investors Money Market Fund Diversified Investors High Quality Bond Fund Diversified
                 Investors Intermediate Government Bond Fund
                 Diversified Investors Core Bond Fund Diversified Investors High-Yield Bond Fund Diversified Investors Balanced Fund Diversified Investors Stock Index Fund Diversified Investors Value & Income Fund
                 Diversified Investors Growth & Income Fund
                 Diversified Investors Equity Growth Fund Diversified Investors Special Equity Fund Diversified Investors Aggressive Equity Fund Diversified Investors International Equity Fund Stephens Intermediate Bond Fund Stephens Select Equity Fund Institutional Short Horizon Strategic Allocation Fund
                 Institutional Short/Intermediate Horizon Strategic
			Allocation Fund
                 Institutional Intermediate Horizon Strategic Allocation
			Fund
                 Institutional Intermediate/Long Horizon Strategic
			Allocation Fund
                 Institutional Long Horizon Strategic Allocation Fund

          (b)    The additional series are hereby designated as follows:

                 Diversified Investors Mid-Cap Value Fund

                 Diversified Investors Mid-Cap Growth Fund

     2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, to the extent pertaining to the offering of Shares of that series. Each Share of each series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of such series, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of the series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that series, unless otherwise required by law.

     3. Shareholders in each series shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series (which may be on one or more separate counterparts) this ____ day of May, 2001.


_______________________________     _______________________________
TOM SCHLOSSBERG                     MARK MULLIN
As Trustee and Not Individually     As Trustee and Not Individually



_______________________________     _______________________________
ROBERT LESTER LINDSAY               NIKHIL MALVANIA
As Trustee and Not Individually     As Trustee and Not Individually



_______________________________
JOYCE GALPERN NORDEN
As Trustee and Not Individually

                    THE DIVERSIFIED INVESTORS FUNDS GROUP II

                                    FORM OF
                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
          SHARES OF BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)

                            DATED AS OF MAY __, 2001

     Pursuant to Section 6.9 of the Declaration of Trust, dated as of January 5, 1996, as amended (as so amended, the "Declaration of Trust"), of The Diversified Investors Funds Group II (formerly, The Diversified Investors Strategic Allocation Funds) (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Series appended to the Declaration of Trust in order to establish and designate two additional series of Shares (as defined in the Declaration of Trust). No changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1.   (a)   The existing series are as follows:

                Short Horizon Strategic Allocation Fund
                Short/Intermediate Horizon Strategic Allocation Fund Intermediate Horizon Strategic Allocation Fund Intermediate/Long Horizon Strategic Allocation Fund Long Horizon Strategic Allocation Fund Diversified Institutional Money Market Fund Diversified Institutional High Quality Bond Fund Diversified Institutional Intermediate Government Bond Fund Diversified Institutional Core Bond Fund Diversified Institutional High-Yield Bond Fund Diversified Institutional Balanced Fund Diversified Institutional Stock Index Fund Diversified Institutional Value & Income Fund Diversified Institutional Growth & Income Fund Diversified Institutional Equity Growth Fund Diversified Institutional Special Equity Fund Diversified Institutional Aggressive Equity Fund Diversified Institutional International Equity Fund

          (b)   The additional series are hereby designated as follows:

                Diversified Institutional Mid-Cap Value Fund
                Diversified Institutional Mid-Cap Growth Fund

     2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, to the extent pertaining to the offering of Shares of that series. Each Share of each series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of such series, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that series, unless otherwise required by law.

     3. Shareholders in each series shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series (which may be on one or more separate counterparts) this ______ day of May, 2001.



_______________________________     _______________________________
TOM SCHLOSSBERG                     MARK MULLIN
As Trustee and Not Individually     As Trustee and Not Individually



_______________________________     _______________________________
ROBERT LESTER LINDSAY               NIKHIL MALVANIA
As Trustee and Not Individually     As Trustee and Not Individually



_______________________________
JOYCE GALPERN NORDEN
As Trustee and Not Individually